Exhibit 10.1

BIOCLINICA, INC.

2010 STOCK INCENTIVE PLAN

(As Amended and Restated Effective February 22, 2012)

ARTICLE ONE

GENERAL PROVISIONS

I.                                        PURPOSE OF THE PLAN

The 2010 Stock Incentive Plan is intended to promote the interests of BioClinica, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

The Plan shall serve as the successor to the Corporation’s 2002 Stock Incentive Plan (the “Predecessor Plan”), and no further stock option grants, restricted stock unit awards or other stock-based awards shall be made under the Predecessor Plan on or after the Plan Effective Date.  However, all option grants and restricted stock unit awards outstanding under the Predecessor Plan on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.                                   STRUCTURE OF THE PLAN

The Plan shall consist of a Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) performance shares, (vi) cash incentive awards and (vii) dividend equivalent rights.

III.                              ADMINISTRATION OF THE PLAN

A.                                    The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer the program with respect to all such persons.  However, any discretionary Awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board.

B.                                    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Corporation the power to grant options under the Plan to one or more Employees and to exercise such other powers under the Plan as the Board may determine; provided, however, that, the Board shall fix the terms of the option grants to be made by such executive officers (including the exercise price of any awarded options, which may include a formula by which such exercise price is to be determined, the applicable vesting schedules and the maximum option term) and the maximum number of shares for which options may be granted by such executive officers.  In no event, however, shall any executive officer be authorized to make option grants to any Section 16 Insider.

C.                                    Members of the Compensation Committee or any Secondary Board Committee and any executive officers delegated Plan administration authority by the Board shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Board Committee or executive officers and reassume all powers and authority previously delegated to such committee or officers.

D.                                    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant Program and to make such determinations under, and issue such interpretations of, the provisions of that program and any outstanding Awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant Program under its jurisdiction or any Award thereunder.

E.                                     Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.                               ELIGIBILITY

A.                                    The persons eligible to participate in the Discretionary Grant Program are as follows:

(i)                                     Employees,

(ii)                                  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)                               consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the status of an option for federal tax purposes, the maximum term for which an option or stock appreciation right is to remain outstanding, the vesting and issuance schedules applicable to the shares which are the subject of the Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled and, with respect to performance—based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.

V.                                    STOCK SUBJECT TO THE PLAN

A.                                    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to up to One Million Eight Hundred Seventy-One Thousand Six Hundred and Sixteen (1,871,616) shares.  Such share reserve is comprised of (i) the Three Hundred Seventy-One Thousand Six Hundred and Sixteen (371,616) shares of Common Stock that remained available for issuance under the Predecessor Plan on the Plan Effective Date, including the portion of those shares subject to options and restricted stock units outstanding under the Predecessor Plan on that date, plus (ii) an additional Seven Hundred Fifty Thousand (750,000)-share increase which was approved by the Board on March 29, 2010, and by the stockholders at the 2010 Annual Meeting, plus (iii) an additional Five Hundred Thousand (500,000)-share increase which was approved by the Board on February 22, 2012, and by the stockholders at the 2012 Annual Meeting plus (iv) up to Two Hundred Fifty Thousand (250,000) shares subject to any options outstanding under the Predecessor Plan on the Effective Date that expire, are forfeited or cancelled or terminate unexercised or any unvested restricted stock unit awards outstanding under the Predecessor Plan on the Plan Effective Date that are forfeited or cancelled.

B.                                    The maximum number of shares of Common Stock for which Incentive Stock Options may be granted over the term of the Plan shall be One Million Six Hundred Twenty-One Thousand Six Hundred and Sixteen (1,621,616) shares increased by up to Two Hundred Fifty Thousand (250,000) shares for any increase in the share reserve by reason of the expiration, forfeiture, cancellation or termination of awards under the Predecessor Plan.  Such limits shall be subject to adjustment under Section V.E. of this Article One.

C.                                    Each person participating in the Plan shall be subject to the following limitations:

•                                          for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed in the aggregate Two Hundred Thousand (200,000) shares of Common Stock; and

•                                          for Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance conditions, the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed One Million Dollars ($1,000,000.00) for each calendar year within the applicable performance measurement period.

D.                                    Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent grant under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards.  Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option.  Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise.  If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting, issuance or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable, vested or settled, calculated in each instance prior to any such share withholding.

E.                                     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then the Compensation Committee shall make equitable adjustments to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration, forfeiture, cancellation or termination of awards under the Predecessor Plan; (iii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options; (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock denominated Awards in the aggregate under the Plan per calendar year; (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right; (vi) the number and/or class of securities subject to each outstanding Award under the Plan and the cash consideration (if any) payable per share; and (vii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share.  Such adjustments shall be made by the Compensation Committee in such manner as it deems appropriate, and the adjustments shall be final, binding and conclusive upon each person holding an Award under the Plan.

F.                                      Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.                                        OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.                                    Exercise Price.

1.                                      The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2.                                      The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)                                     cash or check made payable to the Corporation,

(ii)                                  shares of Common Stock held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)                               to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.                                    Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option granted under the Plan shall have a term in excess of ten (10) years measured from the option grant date.

C.                                    Effect of Termination of Service.

1.                                      The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)                                     Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)                                  Any option held by the Optionee at the time of the Optionee’s death may, to the extent vested and exercisable at that time, be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)                               Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv)                              During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable.  No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2.                                      The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)                                     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii)                                  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii)                               permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.                                    Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares. Notwithstanding the foregoing, in the event the outstanding shares of Common Stock are split by means of a stock dividend and the exercise price of and the number of shares subject to outstanding options under the Plan are to be adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an Optionee who exercises such an option between the record date and the distribution date for that stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the exercise of such Option, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

E.                                     Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares)

shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.                                      Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)                                     Incentive Options:   During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)                                  Non-Statutory Options.  Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime, by gift or pursuant to a domestic relations order, to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii)                               Beneficiary Designations.  Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

G.                                    Incentive Options.  The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Paragraph G, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options.  Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Paragraph G.

1.                                      Eligibility.  Incentive Options may only be granted to Employees.

2.                                      Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

3.                                      10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

II.                                   STOCK APPRECIATION RIGHTS

A.                                    Authority.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section II to selected Optionees under the Discretionary Grant Program.

B.                                    Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.                                    Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.                                      One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.                                      Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

D.                                    Stand-Alone Rights.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.                                      One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish.  In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.  The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

2.                                      Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

3.                                      The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted.  In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

4.                                      Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property.  In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F. of this Article Two.

5.                                      The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

6.                                      The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.                                     Post-Service Exercise.  The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

III.                              CHANGE IN CONTROL

A.                                    In the event of a Change in Control, each outstanding option and stock appreciation right may be (i) assumed by the successor corporation (or parent thereof) or otherwise to continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for subsequent vesting and payout of that spread in accordance with the same exercise/vesting schedule applicable to that Award, but only if such replacement cash program would not result in treatment of the Award as an item of deferred compensation subject to Code Section 409A.  However, to the extent the Award is not to be so assumed, continued or replace, the Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock, except to the extent the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

B.                                    All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C.                                    Immediately following the consummation of the Change in Control, all outstanding options and stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.                                    Each option or stock appreciation right which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the Award been exercised immediately prior to such Change in Control.  Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price payable per share under each outstanding option, provided the aggregate exercise or base price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted Awards in the aggregate under the Plan per calendar year.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.                                     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options and stock appreciation rights under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect.  In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.                                      The Plan Administrator shall have full power and authority to structure one or more outstanding options and stock appreciation rights under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate.  In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.                                    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

IV.                               PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options under the Plan, without in each such instance obtaining stockholder approval.

V.                                    STOCK ISSUANCE TERMS

A.                                    Shares of Common Stock may also be issued under the Discretionary Grant Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants and with or without cash consideration payable for the shares.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.  Shares of Common Stock may also be issued pursuant to performance shares or restricted stock units which entitle the Participants to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.  The terms and conditions of each such Award (including, without limitation, the applicable vesting schedule and vesting acceleration provisions) shall be determined by the Plan Administrator.

B.                                    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more restricted stock issuances or restricted stock unit or performance share awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary.  Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

C.                                    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of

Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.  Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

D.                                    The recipient shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not the recipient’s interest in those shares is vested.  Accordingly, such individual shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The recipient shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit until that Award vests and the shares of Common Stock are actually issued thereunder.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

E.                                     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Plan or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

F.                                      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the recipient’s Service or the non-attainment of the performance objectives applicable to those shares.  Any such waiver shall result in the immediate vesting of the recipient’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the recipient’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control.

G.                                    Outstanding Awards of performance shares or restricted stock units shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or

Service requirements have not been attained or satisfied.  Any such waiver shall result in the immediate vesting of the recipient’s interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control

H.                                   Each restricted stock, restricted stock units or performance share award outstanding on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control.  However, to the extent any such Award outstanding under the Plan on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Stock Issuance Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

I.                                        Each such outstanding Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

J.                                        The Plan Administrator shall have full power and authority to structure one or more restricted stock or restricted stock unit or performance share awards under the Plan so that those awards shall vest, and all the underlying shares shall become immediately issuable, upon the effective date of a Change in Control transaction or in the event the individual’s Service is terminated by reason of an Involuntary Termination within a designated period following the effective date of the Change in Control transaction.

VI.                               CASH INCENTIVE AWARDS AND DIVIDEND EQUIVALENT RIGHTS

A.                                    Cash Incentive Awards.  The Plan Administrator shall have the discretionary authority under the Plan to make cash bonus awards (“Cash Awards”) which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals.  Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.                                      The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the bonus award agreement.

2.                                      The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time of the Award.

3.                                      Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies.  However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control.

4.                                      Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

B.                                    Dividend Equivalent Rights.  The Plan Administrator shall have the discretionary authority to grant dividend equivalent rights (“DER Awards”) under the Plan.  Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.                                      The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan.  The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

2.                                      Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.

3.                                      Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A.

4.                                      Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable award agreement.

5.                                      The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time the Award is made.

C.                                    Change in Control.  The Plan Administrator shall have the discretionary authority to structure one or more Cash Awards or DER Awards so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.  The Plan Administrator’s authority under this Paragraph C shall also extend to any Award intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE THREE

MISCELLANEOUS

I.                                        TAX WITHHOLDING

A.                                    The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or issuance of an Award shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.                                    The Plan Administrator may, in its discretion, provide one or more participants in the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such participants may become subject in connection with the exercise, vesting or issuance of those Awards.  Such right may be provided to any such participant in either or both of the following formats:

Stock Withholding:  The election to have the Corporation withhold, from the vested shares of Common Stock otherwise issuable upon the exercise, vesting, issuance or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.

Stock Delivery:  The election to deliver to the Corporation, at the time the exercise, vesting, issuance or settlement of such Award, one or more shares of Common Stock previously acquired by such person (other than in connection with the option exercise or share vesting or issuance triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.

II.                                   SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.                              EFFECTIVE DATE AND TERM OF THE PLAN

A.                                    The Plan became effective on the Plan Effective Date, and was approved by the stockholders at the 2010 Annual Meeting.

B.                                    The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or restricted stock unit awards shall be made under the Predecessor Plan following stockholder approval of the Plan at the 2010 Annual Meeting. Such stockholder approval shall not affect the option grants and restricted stock unit awards outstanding under the Predecessor Plan at the time of the 2010 Annual Meeting, and those option grants and restricted stock unit awards shall continue in full force and effect in accordance with their terms.  However, should any of those options expire or terminate unexercised or any unvested restricted stock units be forfeited, the shares of Common Stock subject to those options at the time of expiration or termination and the shares subject to those forfeited restricted stock units shall be added to the share reserve of this Plan in accordance with the provisions of Section V.A of Article I.

C.                                    The Plan was amended and restated effective February 22, 2012, and was approved by the stockholders at the 2012 Annual Meeting, to increase the number of shares of common stock available for issuance under Article One Section V.A. of the Plan by Five Hundred Thousand Shares to up to One Million Eight Hundred Seventy-One Thousand Six Hundred and Sixteen (1,871,616) shares.

D.                                    The Plan shall terminate upon the earliest to occur of (i) May 12, 2020, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control.  Should the Plan terminate on May 12, 2020, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

IV.                               AMENDMENT OF THE PLAN

A.                                    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except with regard to Article II, Section IV hereof.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.  In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.

B.                                    Awards may be granted under the Plan that in involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase.  If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess Award is made against such contingent increase, then any Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

V.                                    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.                               REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

B.            No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VII.                          NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, cash incentive awards and dividend-equivalent rights.

B.                                    Board shall mean the Corporation’s Board of Directors.

C.                                    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)                                  a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii)                               the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                     Common Stock shall mean the Corporation’s common stock.

F.                                      Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

G.                                    Corporation shall mean BioClinica, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BioClinica, Inc. which has by appropriate action assumed the Plan.

H.                                   Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which Awards may be granted to one or more eligible individuals.

I.                                        Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.                                        Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K.                                   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on such Stock Exchange on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.                                     Family Member means, with respect to a particular Optionee or other Plan participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

M.                                 Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N.                                    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)                                     such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)                                  such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

O.                                    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

P.                                      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q.                                    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R.                                    Optionee shall mean any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program.

S.                                      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.                                     Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares or other stock-based awards under the Plan or (ii) Cash or DER Awards under the Plan.

U.                                    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V.                                    Plan shall mean the Corporation’s 2002 Stock Incentive Plan, as amended and restated in this document.

W.                                 Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

X.                                    Plan Effective Date shall mean May 12, 2010, the date on which the Plan was approved by the Corporation’s stockholders.

Y.                                    Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant Program with respect to eligible persons other than Section 16 Insiders.

Z.                                     Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

AA.                           Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, a person shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the person no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the person is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though such person may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the

Corporation’s written policy governing leaves of absence, no Service credit shall be given for vesting purposes for any period the person is on a leave of absence.

BB.                           Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

CC.                           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

DD.                           10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

EE.                             Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the grant, exercise, issuance, vesting or settlement of that Award.